Exhibit A-20

STATE OF OHIO DEPARTMENT OF STATE	TED W. BROWN SECRETARY OF STATE
		RECEIPT NO. 113106
DATE 8/17/76	485607	E184– 1617	057
	NUMBER
RECEIVED OF

OR FILED BY         BORMAN’S, INC.

THE SUM OF $                  50.00   FOR FILING     ARF                                                                                                                         OF

FARMER JACK’S OF OHIO, INC.

RETURNED TO:	113106	ARF	$50.00
C T CORPORATION SYSTEM

ATT: S.L.GAHLAU

615 GRISWOLD ST.

DETROIT, MI 48226

		TOTAL FEE	$50.00
NAME:
FARMER JACK’S OF OHIO, INC.

ARTICLES OF INCORPORATION

OF

FARMER JACK’S OF OHIO, INC.

*    *    *

THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST: The name of said corporation shall be FARMER JACK’S OF OHIO, INC.

SECOND: The place in the State of Ohio where its principal office is to be located is Cleveland in Cuyahoga County.

THIRD: The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive of the Revised Code of Ohio.

To purchase or otherwise acquire, lease as lessee, invest in, hold, use, lease as lessor, encumber, sell, exchange, transfer, and dispose of property of any description or any interest therein.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and tradenames, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To purchase or otherwise acquire all or any part of the business, good will, rights, property and assets, and to assume all or any part of the liabilities of any corporation, association, partnership or individual engaged in any business in which any corporation organized under sections 1701.01 et seq. of the Revised Code of Ohio is entitled to engage.

II

To borrow money, and issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, and secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, and guarantee or secure obligations of any person.

To purchase, hold, sell and transfer the shares of its own capital stock to the extent permitted by law but no such purchase may be made when there is reasonable ground for believing that the corporation is unable, or, by such purchase, may be rendered unable to satisfy its obligations and liabilities.

To conduct its business, and to have and maintain one or more offices, within and without the State of Ohio and in all other states and territories, in the District of Columbia, in all dependencies, colonies, or possessions of the United States of America and in foreign countries; and to purchase, or otherwise acquire, hold, own, equip, improve, manage, operate, promote, finance, sell, convey, mortgage or otherwise dispose of real and personal property in all such states and places, to the extent that the same may be permissible under the laws thereof.

To carry on any other lawful business and to do any and every thing necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or all of the objects hereinbefore enumerated or incidental to the powers herein named or for the enhancement of the value of the properties of the corporation or which shall at any time appear conducive thereto or expedient, either as holder of, or as interested in, any property or otherwise; to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Ohio upon corporations

III

organized under sections 1701.01 et seq. of the Revised Code of Ohio or under any act amendatory thereof, supplemental thereto or substituted therefor.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH: The authorized number of shares of the corporation is Five Hundred (500) all of which shall be with a par value of One Dollar ($1.00) each.

FIFTH: The amount of stated capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The board of directors is expressly authorized to set apart cut of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

IV

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, We have hereunto subscribed our names this 13th day of August, 1976.

/s/ Sharon L. Gahlau
Sharon L. Gahlau

/s/ James L. Mulvdhill
James L. Mulvdhill

/s/ Candace M. Railing
Candace M. Railing

V

Original Appointment of Agent

The undersigned, being at least a majority of the incorporators of

FARMER JACK’S OF OHIO, INC.				,
(Name of Corporation)

hereby appoint C T CORPORATION SYSTEM, a corporation having a business address in the county in which FARMER JACK’S OF OHIO, INC.
(Name of Corporation)

has its principal office, upon which any process, notice or demand required or permitted by statute to be served upon the corporation may be served. Its complete address is Union Commerce

Blig. ,	Cleveland ,	Cuyahoga	County, Ohio 44115.
(Street or Avenue)	(City or Village)

FARMER JACK’S OF OHIO, INC.

(Name of Corporation)

/s/ Sharon L. Gahlau

Sharon L. Gahlau

/s/ James L. Mulvihill

James L. Mulvihill

/s/ Candace M. Railing

Candace M. Railing

(INCORPORATORS NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

Detroit, Michigan, Ohio

August 13, 1976

FARMER JACK’S OF OHIO, INC.

(Name of Corporation)
Gentlemen: C T CORPORATION SYSTEM hereby accepts appointment as agent of your corporation upon which process, tax notices or demands may be served.

C T CORPORATION SYSTEM

By	/s/ James L. Mulvihill

(Signature of Officer Signing and Title)
James L. Mulvihill, Asst. Vice President

State of Ohio		Anthony J. Celebrezze, Jr.
Department of State		Secretary of State
Date 12/15/81	Number 485607	Receipt No.	143623
		F005-1281	146

Received of BORMAN’S INC.

or filed by                                                                                                                                                                                                      The sum of $                         10.00 for filing         REN                                                                                                                            of FARMER JACK’S OF OHIO, INC.

		REN		10.00
Returned to:	143623		$

BORMAN’S INC

P.O. BOX 446

DETROIT, MI 48232

Name:		Total Fee:		$10.00

FARMER JACK’S OF OHIO, INC.

The State of Ohio

Anthony J. Celebrezze, Jr.

Secretary of State

485607

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: REN

of:

FARMER JACK’S OF OHIO, INC.

United States of America State of Ohio Office of the Secretary of State	Recorded on Roll F005 at Frame 1283 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 10TH day of DEC , A.D. 1981.
/s/ Anthony J. Celebrezze, Jr.
Anthony J. Celebrezze, Jr.
Secretary of State

STATE OF OHIO DEPARTMENT OF TAXATION

Secretary of State:	December 3, 1981

This is to certify that all corporate franchise reports required to be made by the
FARMER JACK’S OF OHIO, INC.
thru the year 1981 have been filed in pursuance of law, and that all taxes or fees from such corporation have been paid. Additional tax liability may be incurred at a later date due to a departmental audit of the corporation’s franchise tax returns.

Certificate for Reinstatement
(Sec. 5733.22 R.C.)	DEPARTMENT OF TAXATION

Tax I. D. #0043 1461
Charter No. 485607	By
TAX COMMISSIONER